Exhibit 99.1

P.O. Box 57 Orrville, OH 44667 (330) 682–1010 www.fnborrville.com
National Bancshares Corporation Declares First Quarter 2006 Dividend
ORRVILLE, Ohio, March 22, 2006 – The Board of Directors of National Bancshares Corporation (OTC: NBOH) declared a quarterly cash dividend of $0.16 per share for the first quarter 2006. This dividend is payable on April 20, 2006 to shareholders of record as of March 31, 2006.
National Bancshares Corporation, a one-bank holding company with assets of approximately $300 million, operates fourteen First National Bank offices in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville. Visit First National Bank on the web at www.fnborrville.com.